EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2023 THIRD QUARTER RESULTS
Delivers Revenue Near the High End of Outlook Range; Completes Sale of FRT,
Announces Additional $75 Million Stock Repurchase Authorization

LIVERMORE, Calif. — November 1, 2023 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2023 ended September 30, 2023. Quarterly revenues were $171.6 million, an increase of 10.0% compared to $155.9 million in the second quarter of fiscal 2023, and a decrease of 5.1% from $180.9 million in the third quarter of fiscal 2022.

•Stronger-than-anticipated demand for Foundry & Logic probe cards, coupled with record Systems segment revenue, produced third quarter revenue near the high end of the outlook range.
•Gross margin above the outlook range and leverage on operating expenses generated above-range non-GAAP earnings-per-share.
•Completed sale of FRT to Camtek, generating $100 million in cash, subject to customary purchase price adjustments.

“We continue to operate efficiently in what we see as a relatively stable near-term demand environment across our diversified product and technology portfolio,” said Mike Slessor, CEO of FormFactor, Inc. “Longer-term, we remain confident in the growth prospects for FormFactor and the industry overall, driven by the fundamental trends of semiconductor content growth and exciting innovations like chiplets, High-Bandwidth-Memory, and co-packaged silicon photonics.”

The company also announced that its Board of Directors authorized a $75 million stock repurchase plan. This authorization is in addition to the remaining balance under the existing repurchase program authorized in May 2022, which expires May 20, 2024. This new stock repurchase authorization will expire October 30, 2025, and may be suspended, modified or discontinued at any time. Under the new repurchase authorization, repurchases may be made both in the open market and through privately negotiated transactions.

Third Quarter Highlights

On a GAAP basis, net income for the third quarter of fiscal 2023 was $4.4 million, or $0.06 per fully-diluted share, compared to net income for the second quarter of fiscal 2023 of $0.8 million, or $0.01 per fully-diluted share, and net income for the third quarter of fiscal 2022 of $4.4 million, or $0.06 per fully-diluted share. Gross margin for the third quarter of fiscal 2023 was 40.4%, compared with 38.7% in the second quarter of fiscal 2023, and 34.4% in the third quarter of fiscal 2022.

On a non-GAAP basis, net income for the third quarter of fiscal 2023 was $17.3 million, or $0.22 per fully-diluted share, compared to net income for the second quarter of fiscal 2023 of $11.2 million, or $0.14 per fully-diluted share, and net income for the third quarter of fiscal 2022 of $18.3 million, or $0.24 per fully-diluted share. On a non-GAAP basis, gross margin for the third quarter of fiscal 2023 was 41.8%, compared with 40.6% in the second quarter of fiscal 2023, and 39.0% in the third quarter of fiscal 2022.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

GAAP net cash provided by operating activities for the third quarter of fiscal 2023 was $20.6 million, compared to $22.5 million for the second quarter of fiscal 2023, and $24.2 million for the third quarter of fiscal 2022. Free cash flow for the third quarter of fiscal 2023 was $16.9 million, compared to free cash flow for the second quarter of fiscal 2023 of $2.1 million, and free cash flow for the third quarter of 2022 of $15.5 million. A reconciliation of net cash provided by operating activities to non-GAAP free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “We anticipate operating in an overall demand environment that remains relatively stable at the levels we’ve experienced throughout 2023. The moderate sequential decrease in our fourth quarter revenue outlook range reflects the reduction in Systems Segment revenue due to the sale of FRT, and weaker Foundry & Logic probe card demand due to a short-term reduction in customer spending, partially offset by stronger DRAM probe card demand.”

For the fourth quarter ending December 30, 2023, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$165 million +/- $5 million	—	$165 million +/- $5 million
Gross Margin	40% +/- 1.5%	$2 million	41% +/- 1.5%
Net income (loss) per diluted share	$0.84 +/- $0.04	$0.64	$0.20 +/- $0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges, divestiture related expenses, gain on sale of business, and amortization of intangibles, inventory, and fixed asset fair value adjustments due to acquisitions, net of applicable income tax impacts. Reconciling items for fourth quarter ending December 30, 2023, include $0.76 related to estimated gain arising from the sale of FRT.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PDT, or 4:25 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and nine months ended September 30, 2023, and for outlook provided before, as well as for the comparable periods of fiscal 2022, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as infectious diseases and pandemics, military conflicts, political volatility and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. We continue to operate in an environment with substantial uncertainties arising from global, regional and national health crises such as the COVID-19 pandemic, including with respect to their impact on our operations, capacity, customer demand, and supply chain, as well as the macroeconomic environment. In addition, there are varying barriers to international trade, including restrictive trade and export regulations, dynamic tariffs, trade disputes between the U.S. and other countries, such as the recent US-China restrictions, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023	July 1, 2023	September 24, 2022	September 30, 2023	September 24, 2022
Revenues	$171,575	$155,916	$180,869	$494,939	$581,950
Cost of revenues	102,290	95,633	118,656	304,293	331,144
Gross profit	69,285	60,283	62,213	190,646	250,806
Operating expenses:
Research and development	31,014	28,340	26,549	87,599	82,000
Selling, general and administrative	35,564	33,255	31,637	101,561	97,949
Total operating expenses	66,578	61,595	58,186	189,160	179,949
Operating income (loss)	2,707	(1,312)	4,027	1,486	70,857
Interest income, net	1,662	1,482	557	4,420	684
Other income, net	788	450	1,041	1,261	1,784
Income before income taxes	5,157	620	5,625	7,167	73,325
Provision (benefit) for income taxes	786	(208)	1,274	626	8,860
Net income	$4,371	$828	$4,351	$6,541	$64,465
Net income per share:
Basic	$0.06	$0.01	$0.06	$0.08	$0.83
Diluted	$0.06	$0.01	$0.06	$0.08	$0.82
Weighted-average number of shares used in per share calculations:
Basic	77,571	77,159	77,245	77,265	77,796
Diluted	78,412	77,616	77,688	77,860	78,492

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023	July 1, 2023	September 24, 2022	September 30, 2023	September 24, 2022
GAAP Gross Profit	$69,285	$60,283	$62,213	$190,646	$250,806
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	1,118	1,106	1,241	3,580	3,548
Stock-based compensation	1,376	1,515	1,022	4,801	2,834
Restructuring charges	—	332	6,060	357	6,653
Non-GAAP Gross Profit	$71,779	$63,236	$70,536	$199,384	$263,841

GAAP Gross Margin	40.4%	38.7%	34.4%	38.5%	43.1%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions and other	0.6%	0.7%	0.6%	0.7%	0.6%
Stock-based compensation	0.8%	1.0%	0.6%	1.0%	0.5%
Restructuring charges	—%	0.2%	3.4%	0.1%	1.1%
Non-GAAP Gross Margin	41.8%	40.6%	39.0%	40.3%	45.3%

GAAP operating expenses	$66,578	$61,595	$58,186	$189,160	$179,949
Adjustments:
Amortization of intangibles and other	(466)	(1,550)	(1,567)	(3,563)	(4,654)
Stock-based compensation	(9,463)	(7,689)	(6,973)	(24,532)	(19,039)
Restructuring charges	—	(286)	(114)	(1,183)	(415)
Sale of business	(2,139)	—	—	(2,139)	—
Non-GAAP operating expenses	$54,510	$52,070	$49,532	$157,743	$155,841

GAAP operating income (loss)	$2,707	$(1,312)	$4,027	$1,486	$70,857
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions and other	1,584	2,656	2,808	7,143	8,202
Stock-based compensation	10,839	9,204	7,995	29,333	21,873
Restructuring charges	—	618	6,174	1,540	7,068
Sale of business	2,139	—	—	2,139	—
Non-GAAP operating income	$17,269	$11,166	$21,004	$41,641	$108,000

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023	July 1, 2023	September 24, 2022	September 30, 2023	September 24, 2022
GAAP net income	$4,371	$828	$4,351	$6,541	$64,465
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions and other	1,584	2,656	2,808	7,143	8,202
Stock-based compensation	10,839	9,204	7,995	29,333	21,873
Restructuring charges	—	618	6,174	1,540	7,068
Sale of business	2,139	—	—	2,139	—
Income tax effect of non-GAAP adjustments	(1,617)	(2,068)	(3,017)	(5,650)	(7,813)
Non-GAAP net income	$17,316	$11,238	$18,311	$41,046	$93,795

GAAP net income per share:
Basic	$0.06	$0.01	$0.06	$0.08	$0.83
Diluted	$0.06	$0.01	$0.06	$0.08	$0.82

Non-GAAP net income per share:
Basic	$0.22	$0.15	$0.24	$0.53	$1.21
Diluted	$0.22	$0.14	$0.24	$0.53	$1.19

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2023	September 24, 2022
Cash flows from operating activities:
Net income	$6,541	$64,465
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,880	21,189
Amortization	6,043	7,056
Stock-based compensation expense	29,333	21,873
Provision for excess and obsolete inventories	12,566	16,078
Other activity impacting operating cash flows	(22,011)	(19,613)
Net cash provided by operating activities	55,352	111,048
Cash flows from investing activities:
Acquisition of property, plant and equipment	(46,094)	(39,024)
Acquisition of business	—	(3,350)
Purchase of promissory note receivable	—	(1,000)
Purchases of marketable securities, net	(3,900)	(8,639)
Net cash used in investing activities	(49,994)	(52,013)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	—	(73,478)
Proceeds from issuances of common stock	8,822	10,499
Tax withholdings related to net share settlements of equity awards	(9,349)	(15,564)
Principal repayments on term loans	(781)	(6,421)
Net cash used in financing activities	(1,308)	(84,964)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,324)	(5,708)
Net increase (decrease) in cash, cash equivalents and restricted cash	726	(31,637)
Cash, cash equivalents and restricted cash, beginning of period	112,982	155,342
Cash, cash equivalents and restricted cash, end of period	$113,708	$123,705

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO
NON-GAAP FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023	July 1, 2023	September 24, 2022	September 30, 2023	September 24, 2022
Net cash provided by operating activities	$20,571	$22,472	$24,247	$55,352	$111,048
Adjustments:
Cash paid for interest	105	106	124	317	418
Sale of business related payments in working capital	2,139	—	—	2,139	—
Capital expenditures	(5,917)	(20,476)	(8,908)	(46,094)	(39,024)
Free cash flow	$16,898	$2,102	$15,463	$11,714	$72,442

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2023	July 1, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$108,731	$97,981	$109,130
Marketable securities	135,693	138,943	129,006
Accounts receivable, net of allowance for credit losses	88,965	94,013	88,143
Inventories, net	111,626	120,298	123,157
Restricted cash	1,171	1,144	1,221
Assets held-for-sale	33,718	—	—
Prepaid expenses and other current assets	26,681	25,876	23,895
Total current assets	506,585	478,255	474,552
Restricted cash	2,146	2,265	2,631
Operating lease, right-of-use-assets	29,824	31,001	31,362
Property, plant and equipment, net of accumulated depreciation	203,510	204,577	189,848
Goodwill	200,485	211,929	211,444
Intangibles, net	13,578	22,149	26,751
Deferred tax assets	73,572	71,172	67,646
Other assets	3,267	3,790	3,994
Total assets	$1,032,967	$1,025,138	$1,008,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,589	$63,770	$69,308
Accrued liabilities	36,487	31,413	42,115
Current portion of term loan, net of unamortized issuance costs	1,067	1,150	1,045
Deferred revenue	13,855	19,899	29,846
Liabilities held-for-sale	8,521	—	—
Operating lease liabilities	8,007	7,871	7,353
Total current liabilities	129,526	124,103	149,667
Term loan, less current portion, net of unamortized issuance costs	13,586	13,765	14,389
Deferred tax liabilities	317	2,704	2,732
Long-term operating lease liabilities	25,096	26,458	27,587
Deferred grant	18,000	18,000	—
Other liabilities	5,754	5,845	5,568
Total liabilities	192,279	190,875	199,943

Stockholders’ equity:
Common stock	78	77	77
Additional paid-in capital	873,634	867,517	844,842
Accumulated other comprehensive loss	(8,509)	(4,445)	(5,578)
Accumulated deficit	(24,515)	(28,886)	(31,056)
Total stockholders’ equity	840,688	834,263	808,285
Total liabilities and stockholders’ equity	$1,032,967	$1,025,138	$1,008,228

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income (loss) to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, gross profit, gross margin, operating expenses, or operating income (loss) in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” and “Reconciliation of Cash Provided by Operating Activities to non-GAAP Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F